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                                                                     Exhibit 4.9




                                                                  EXECUTION COPY

                                 $229,000,000

                                 BLUM CB Corp.

                  11 1/4% Senior Subordinated Notes Due 2011


                              PURCHASE AGREEMENT
                              ------------------

                                                                    May 31, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION
CREDIT LYONNAIS SECURITIES (USA) INC.
HSBC SECURITIES (USA) INC.
SCOTIA CAPITAL (USA) INC.
C/O CREDIT SUISSE FIRST BOSTON CORPORATION
     Eleven Madison Avenue,
          New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. BLUM CB Corp., a Delaware corporation (the "Issuer"), which is a wholly owned subsidiary of CBRE Holding, Inc. ("Holdings"), a Delaware corporation, proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation ("CSFBC"), Credit Lyonnais Securities (USA) Inc., HSBC Securities
(USA) Inc. and Scotia Capital (USA) Inc. (the "Initial Purchasers") $229,000,000 aggregate principal amount of its 11 1/4% Senior Subordinated Notes Due 2011 (the "Notes"). The Notes will be unconditionally guaranteed on a senior subordinated basis by Holdings (the "Parent Guaranty"; the Parent Guaranty, together with the Notes, the "Offered Securities"). The Offered Securities are to be issued pursuant to an indenture (the "Indenture") to be dated as of June 7, 2001 (the "Closing Date"), between the Issuer, Holdings and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"). As part of the transactions (the "Transactions") as defined in the "Description of the Notes" and as described under the heading "The Transactions" in the Offering Document (as defined herein), the Issuer will merge with and into CB Richard Ellis Services, Inc., a Delaware corporation (the "Company"), with the Company as the surviving corporation in such merger (the "Merger"). As a result of the Merger, all of the Issuer's obligations under the Notes, the Indenture, the Registration Rights Agreement and the Escrow Agreement (as each term is defined herein) will, by operation of law, become obligations of the Company. Concurrently with the consummation of the Merger, (1) the Company and the Subsidiary Guarantors (as defined herein) will execute counterparts to this Agreement and the Registration Rights
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Agreement, which will cause the obligations of the Issuer under this
Agreement and the Registration Rights Agreement which survive past the closing date of the Merger to be contractually assumed by the Company and the Subsidiary Guarantors, (2) the Company will enter into a supplemental indenture relating to the Indenture (the "Supplemental Indenture"), which Supplemental Indenture will cause the obligations of the Issuer under the Indenture to be assumed by the Company, (3) the Company will enter into a credit agreement (together with the related guaranties and security documents, the "Credit Agreement") among itself, the guarantors named therein, Credit Suisse First Boston, New York branch, as administrative agent, and the lenders named therein and (4) each subsidiary of the Company that is a guarantor under the Credit Agreement (the "Subsidiary Guarantors") will guarantee the Notes on an unconditional senior subordinated basis pursuant to the terms of the Supplemental Indenture (the "Subsidiary Guaranties"; after the consummation of the Merger, the Subsidiary Guaranties, the Notes and the Parent Guaranty are collectively referred to as the "Offered Securities").

     If the Closing Date occurs prior to the consummation of the Merger, the Issuer will, on the Closing Date, deposit with State Street Bank and Trust Company of California, N.A. (the "Escrow Agent") the gross proceeds of the offering of the Offered Securities, together with an amount of cash or treasury securities (the "Escrowed Funds") so that the amount in escrow will be sufficient to pay the special mandatory redemption price for the Offered Securities, when and if due. In the event that the Merger and the other Transactions are not consummated on or prior to the 75th day after the closing of this offering or the Merger Agreement is terminated at any time prior thereto, the Issuer will redeem the Offered Securities at a redemption price equal to 100% of the accreted value of the Offered Securities, plus accrued and unpaid interest to the date of redemption. If the Merger and the other Transactions are consummated on or prior to the 75th day after the closing of this offering, the Escrowed Funds will be released to the Issuer in connection with the closing of the Merger.

     This Agreement (including the counterparts to be executed concurrently with the consummation of the Merger), the Indenture, the Supplemental Indenture, the Offered Securities, the Exchange Securities (as defined in the Registration Rights Agreement), the Registration Rights Agreement (including the counterparts to be executed concurrently with the consummation of the Merger) and the Escrow Agreement are sometimes referred to in this Agreement collectively as the "Operative Documents". All material agreements and instruments relating to the Transactions (including, but not limited to, the Merger Agreement and the Credit Agreement), are sometimes referred to in this Agreement collectively as the "Transaction Agreements". The Operative Documents and the Transactions Agreements are sometimes referred to in this Agreement collectively as the "Transaction Documents". References in this Agreement to the subsidiaries of the Company shall include all direct and indirect subsidiaries of the Company after the consummation of the Merger.

     Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Document (as defined below).

     The Issuer and Holdings hereby agree with the Initial Purchasers as follows:

     2. Representations and Warranties of the Issuer. The Issuer and Holdings represent and warrant to, and agree with, the Initial Purchasers that:

          (a) A preliminary offering circular dated May 23, 2001 and an offering circular dated the date of this Agreement relating to the Offered Securities to be purchased by the Initial Purchasers have been prepared by the Issuer. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular, as the same may be supplemented prior to the closing of the offering (the "Offering Circular"), are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a

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     material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions from the Offering Document based upon written information furnished to the Company by any Initial Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(b) hereof.

          (b) Each of the Issuer, Holdings and the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Document, and each of the Issuer, Holdings and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (c) Each subsidiary of the Company has been duly incorporated and is an existing corporation, limited liability company or limited partnership, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its incorporation or organization, with corporate power and authority to own its properties and conduct its business as described in the Offering Document, and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, in good standing (if applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock, ownership interests, or partnership interests, as the case may be, of each subsidiary of the Company has been, and immediately following the Merger will be, duly authorized and validly issued and, in the case of capital stock, is fully paid and nonassessable; and except as disclosed in the Offering Document and for pledges in favor of Credit Suisse First Boston, New York branch, as collateral agent under the Credit Agreement, the capital stock, ownership interests, or partnership interests, as the case may be, of the Company and each subsidiary owned by the Company, directly or through subsidiaries, will be owned free from liens, encumbrances and defects immediately following the Merger and the other Transactions.

          (d) On the Closing Date, the Indenture will be duly authorized by the Issuer and Holdings, and the Supplemental Indenture will be duly authorized by the Company and the Subsidiary Guarantors upon consummation of the Merger; on the Closing Date, the Offered Securities will be duly authorized by the Issuer and Holdings, and the Subsidiary Guaranties will be duly authorized by the Subsidiary Guarantors upon consummation of the Merger; and when the Offered Securities are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date (as defined below), assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will have been duly executed and delivered by the Issuer and Holdings, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Issuer and Holdings (assuming authentication by the Trustee in accordance with the provisions of the Indenture) and will conform in all material respects to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Issuer and Holdings and, upon execution of the Supplemental Indenture, the Company and the Subsidiary Guarantors, enforceable in accordance with their terms and entitled to the benefits of the Indenture or the Supplemental Indenture, as the case may be (assuming that the Indenture and the Supplemental Indenture are valid and legally binding obligations of the Trustee),

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     subject to (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) an implied covenant of good faith and fair dealing.

          (e) On the Closing Date, the Exchange Securities will have been duly authorized by the Issuer and Holdings, and upon consummation of the Merger, the Exchange Securities will be duly authorized by the Company and the Subsidiary Guarantors. When the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities (assuming authentication by the Trustee in accordance with the provisions of the Indenture) will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, Holdings and the Subsidiary Guarantors, enforceable against the Company, Holdings and the Subsidiary Guarantors in accordance with their terms (assuming that the Indenture and the Supplemental Indenture are valid and legally binding obligations of the Trustee), subject to (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability affecting creditors' rights and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (f) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or the "Trust Indenture Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to an indenture which is qualified thereunder.

          (g) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Issuer, Holdings or the Company and any person that would give rise to a valid claim against the Issuer, Holdings, the Company or any Initial Purchaser for a brokerage commission, finder's fee or other like payment in connection with the Offered Securities.

          (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement dated the date hereof, between the Issuer, Holdings and the Initial Purchasers (the "Registration Rights Agreement"), or any other Transaction Document, in each case, in connection with the consummation of the transactions contemplated therein, except as may be required under the Securities Act, the TIA and the rules and regulations of the Commission thereunder with respect to the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) or the transactions contemplated by the Registration Rights Agreement, or any state or foreign securities laws or by the regulations of the National Association of Securities Dealers, Inc.

          (i) Assuming the accuracy of the representations of the other parties thereto and the performance by those parties of their agreements therein, the execution, delivery and performance by each of the Issuer, Holdings, the Company and the subsidiaries of the Company (to the extent a party thereto) of each of the Transaction Documents and their compliance with the terms and provisions thereof and the consummation of the Transactions will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, that has jurisdiction over the Issuer, Holdings, the Company, or any of the Company's subsidiaries or any of their properties,
     (ii) the Transaction Documents or any agreement or instrument to which the Issuer, Holdings, the Company or any of the Company's subsidiaries is a party or by which the Issuer, Holdings, the Company or any of the Company's subsidiaries is bound or to which any of the properties of the Issuer, Holdings, the Company or the Company's subsidiaries is subject or (iii) the charter, by-laws

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     or similar governing documents of the Issuer, Holdings, the Company or any of the Company's subsidiaries, except, with respect to clauses (i) and
     (ii), where such breach, violation or default would not have a Material Adverse Effect or would not have a material adverse effect on the business, financial condition or results of operation of the Issuer or Holdings or the Company or its subsidiaries, taken as a whole; the Issuer has full corporate power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

          (j) None of the Issuer, Holdings, the Company or any of the subsidiaries of the Company is in breach or violation of any of the terms and provisions of, or in default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, that has jurisdiction over the Issuer, Holdings, the Company, or any of the Company's subsidiaries or any of their properties, (ii) any agreement or instrument to which the Issuer, Holdings, the Company or any of the Company's subsidiaries is a party or by which the Issuer, Holdings, the Company or any of the Company's subsidiaries is bound or to which any of the properties of the Issuer, Holdings, the Company or the Company's subsidiaries is subject or (iii) the charter, by-laws or similar governing document of the Issuer, Holdings, the Company or any of the Company's subsidiaries, except with respect to clauses (i) and (ii) for any breaches, violations or defaults that would not have a Material Adverse Effect or would not have a material adverse effect on the business, financial condition or results of operation of the Issuer or Holdings or the Company or its subsidiaries, taken as a whole.

          (k) This Agreement has been duly authorized, executed and delivered by the Issuer and Holdings. Each of the other Operative Documents has been, or as of the Closing Date will have been, duly authorized, executed and delivered by the Issuer and Holdings (to the extent a party thereto), and immediately upon consummation of the Merger will be duly authorized, executed and delivered by each of Holdings, the Company and the Subsidiary Guarantors (to the extent a party thereto). All of the Transaction Agreements have been or will be as of or on the Merger closing date, duly authorized, executed and delivered by each of Holdings, the Company and the Company's subsidiaries (to the extent a party thereto). Each Transaction Document conforms or will conform in all material respects to the descriptions thereof contained in the Offering Document and each Operative Document (other than this Agreement) is or will constitute valid and legally binding obligations of the Issuer and Holdings (to the extent a party thereto) and each Transaction Agreement constitutes or will constitute valid and legally binding obligations of Holdings, the Company and each Subsidiary Guarantor (to the extent a party thereto), enforceable in accordance with its respective terms, except that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations and subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights,
     (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) an implied covenant of good faith and fair dealing.

          (l) Except as disclosed in the Offering Document, the Company and its subsidiaries have, or following consummation of the Merger will have, good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or proposed to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property that is material to the Company and its subsidiaries taken as a whole under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made thereof by them.

          (m) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now

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     operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (n) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Issuer or Holdings, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (o) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (p) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Issuer nor Holdings is aware of any pending investigation which might lead to such a claim.

          (q) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Issuer, Holdings or the Company, any of the Company's subsidiaries or any of their respective properties that (i) if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, (ii) would materially and adversely affect the ability of the Issuer, Holdings or the Company to perform its obligations under the Transaction Documents or (iii) are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the knowledge of the Issuer or Holdings, threatened or contemplated.

          (r) The historical financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (s) To our knowledge, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Issuer, Holdings, the Company or any of the Subsidiary Guarantors that it is considering imposing) any condition (financial or otherwise) on the Issuer's, Holding's, the Company's or any Subsidiary Guarantor's retaining any rating assigned to the Issuer, Holdings, the Company or any

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     Subsidiary Guarantor, any securities of the Issuer, Holdings, the Company or any Subsidiary Guarantor or (ii) has indicated to the Issuer, Holdings, the Company or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Issuer, Holdings, the Company, any Subsidiary Guarantor or any securities of the Issuer, Holdings, the Company or any Subsidiary Guarantor.

          (t) Except as disclosed in the Offering Document, since the date of the latest audited financial statements of the Company included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (u) None of the Issuer, Holdings, the Company or any Subsidiary Guarantor is, and following the consummation of the Merger none of them will be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
     Section 8 of the Investment Company Act of 1940 (the "Investment Company Act"); and none of the Issuer, Holdings, the Company or any Subsidiary Guarantor is and, after giving effect to the offering and sale of the Offered Securities, the Merger, the other Transactions and the application of the proceeds thereof as described in the Offering Document, none of them will be an "investment company" as defined in the Investment Company Act.

          (v) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 ("Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

          (w) Assuming the accuracy of the representations and the performance of the Initial Purchasers of their agreements contained herein, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder.

          (x) None of the Issuer, Holdings, the Company, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuer, Holdings, the Company, their affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. None of the Issuer, Holdings, the Company or any of the Company's subsidiaries has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

          (y) Each of the Preliminary Offering Circular and the Offering Circular, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.


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          3.  Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Issuer, at a purchase price of 95.57% of the principal amount thereof plus accrued interest, if any, from June 7, 2001 to the Closing Date (as hereinafter defined) $229,000,000 in aggregate principal amount of Notes.

     The Issuer will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Initial Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of BLUM CB Corp. at the office of Cravath, Swaine & Moore at 9:00 A.M. (New York time), on June 7, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Issuer determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

     4.  Representations by Initial Purchasers; Resale by Initial Purchasers.

          (a) Each of the Initial Purchasers and its selling affiliates represents and warrants to the Issuer, Holdings, the Company and each Subsidiary Guarantor that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities, only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, none of the Initial Purchasers or their affiliates, or any persons acting on their behalf, has engaged or will engage in any directed selling efforts with respect to the Offered Securities, and the Initial Purchasers, their affiliates and all persons acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

          (c) Each Initial Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Issuer.

          (d) Each Initial Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e) Each Initial Purchaser represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

          (f) Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Offered Securities in any jurisdiction outside of the United States except under circumstances that will result in compliance with the applicable laws thereof.

     5. Certain Agreements of the Issuer and Holdings. The Issuer and Holdings agree with the Initial Purchasers that:

          (a) The Issuer will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which consent shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by any Initial Purchaser, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the CSFBC'S consent to, nor its delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
     Section 6.

          (b) The Issuer will furnish to the CSFBC copies of any Offering Document and all amendments and supplements to any such document, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Issuer will furnish to CSFBC on the date hereof three copies of the Offering Circular signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will promptly furnish or cause to be furnished to CSFBC and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the additional information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities (the "Additional Issuer Information"). The Issuer will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

          (c) The Issuer will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers; provided, however, that the
                 --------  -------

     Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation in respect of doing business in any such state or province where it is not then required to be so qualified or subject to taxation.

          (d) During the period of three years hereafter, the Issuer or the Company will furnish to CSFBC, and upon request, to each of the other Initial Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Issuer or the Company will furnish to the CSFBC, and upon request, to each of the other Initial Purchasers as soon as available, a copy of each report and any definitive proxy statement of it filed with the Commission under the Exchange Act or mailed to holders of Offered Securities or of any securities of the Issuer or the Company which have been registered under
     Section 12 of the Exchange Act.

          (e) During the period of two years after the Closing Date, the Issuer will, upon request, furnish to CSFBC, and upon request, furnish to any holder of Offered Securities, a copy of the restrictions on transfer applicable to the Offered Securities.

          (f) During the period of two years after the Closing Date, none of the Issuer, Holdings, the Company or any of the Subsidiary Guarantors will, and none of them will permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

          (g) During the period of two years after the Closing Date, none of the Issuer, Holdings, the Company or any of the Subsidiary Guarantors will become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
     Section 8 of the Investment Company Act.

          (h) The Issuer or Holdings will pay all expenses incidental to the performance of the obligations of the Issuer, Holdings, the Company and the Company's subsidiaries under this Agreement (including the counterparts to be executed concurrently with the consummation of the Merger), the Indenture, the Supplemental Indenture, the Registration Rights Agreement (including the counterparts to be executed concurrently with the consummation of the Merger) and the other Transaction Documents, including
     (i) the fees and expenses of counsel and accountant for the Issuer, Holdings, the Company and the Subsidiary Guarantors and of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, and the printing of the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal/SM/ Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities; (v) for any expenses (including reasonable fees and disbursements of counsel to the Initial Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto (such expenses not to exceed $15,000); (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vii) for expenses incurred in printing and distributing any Offering Document (including any amendments and supplements thereto) to or at the direction of the Initial Purchasers. Each party will pay its own expenses in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Initial Purchasers, including the costs attributable to the use of a private airplane to attend such meetings to the extent one is so used.

          (i) In connection with the offering, until CSFBC shall have notified the Issuer of the completion of the resale of the Offered Securities, none of the Issuer, Holdings, the Company, any of the Subsidiary Guarantors or any of their respective affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and none of them nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (j) For a period of 120 days after the date of the initial offering of the Offered Securities by the Initial Purchasers, except as described in the section entitled "The Transactions" in the Offering Document, none of the Issuer, Holdings, the Company or any of the Company's subsidiaries will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by any of the Issuer, Holdings, the Company or any of the Company's subsidiaries and having a maturity of more than one year from the date of issue. The Issuer, Holdings, the Company or any of the Company's subsidiaries will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

          (k) On the Closing Date, the Issuer will deposit the Escrowed Funds with the Escrow Agent.

          (l) The Issuer, Holdings and the Company will use the net proceeds from the sale of the Offered Securities in substantially the manner described in the Offering Document under the caption "Use of Proceeds".

          (m) None of the Issuer, Holdings, the Company, or any of the Company's subsidiaries will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers of the Offered Securities or to take any other action that would result in the resale of the Offered Securities not being exempt from registration under the Securities Act.

          (n) None of the Issuer, Holdings, the Company or any of its subsidiaries, will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the resale of the Offered Securities. Except as permitted by the Securities Act, the Issuer will not distribute any (i) preliminary offering memorandum or offering memorandum, including without limitation, the Offering Document or (ii) other offering material in connection with the offering and sale of the Offered Securities.

          (o) On the closing date of the Merger, the Issuer and Holdings shall cause the Initial Purchasers to receive one or more counterparts of this Agreement and the Registration Rights Agreement in the form attached as Exhibit A, which shall have been executed and delivered by duly authorized officers of each of the Company and the Subsidiary Guarantors.

          (p) On the closing date of the Merger, the Company shall deliver to the Initial Purchasers Secretary's Certificates reasonably satisfactory to the Initial Purchasers which shall include the following documents with respect to the Company and each of the Subsidiary Guarantors: (1) certificates of incorporation, (2) by-laws, (3) resolutions and (4) certificates of good standing and/or qualification to do business as a foreign corporation in such jurisdictions as the Initial Purchasers may reasonably request.

          (q) On the closing date of the Merger, the Issuer and Holdings shall cause the Initial Purchasers to receive an opinion, dated the date of such closing, from Simpson, Thacher & Bartlett, counsel for the Company and Holdings after the Merger, substantially in the form of Exhibit D.

          (r) On the closing date of the Merger, the Issuer and Holdings shall cause the Initial Purchasers to receive a copy of the opinions delivered in connection with the consummation of the Credit Agreement, which opinions shall expressly state that the Initial Purchasers are justified in relying upon the opinions therein.

     6. Conditions of the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer and Holdings herein, to the accuracy of the statements of officers of the Issuer and the Company made pursuant to the provisions hereof, to the performance by the Issuer and Holdings of their obligations hereunder and to the following additional conditions precedent:

          (a) The Initial Purchasers shall have received a letter, dated the date of this Agreement, of Arthur Andersen LLP in a form satisfactory to the Initial Purchasers in all respects.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls that would, in the reasonable judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company or its subsidiaries which, in the reasonable judgment of CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) There shall exist at and as of the Closing Date no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under any Transaction Agreement as in effect or as in draft form at the Closing Date.

          (d) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Simpson, Thacher & Bartlett, counsel to the Issuer, Holdings and the Company, substantially in the form of Exhibit B.

          (e) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Walter Stafford, Esq., Senior Vice President, Secretary and General Counsel of the Company substantially in the form of Exhibit C.

          (f) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer or the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the Initial Purchasers and the resales by the Initial Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Issuer and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer, Chairman of the Americas or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties made by the Issuer and Holdings with respect to the Company in this Agreement are true and correct and that, subsequent to the respective date of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

          (h) The Initial Purchasers shall have received a letter, dated the Closing Date, of Arthur Anderson LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

          (i) The Issuer , Holdings and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

          (j) The Issuer and Holdings shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

          (k) The Issuer and Holdings shall have entered into an escrow agreement with the Escrow Agent and, on the Closing Date, will deposit the Escrowed Funds with the Escrow Agent.

          (l) The Offered Securities shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market.

          (m) On or prior to the Closing Date, the Issuer shall have provided to each of the Initial Purchasers and counsel to the Initial Purchasers copies of all Transaction Documents executed and delivered on or prior to such date (and, to the extent available, drafts of Transaction Agreements to be executed on the closing date of the Merger, if later), including but not limited to legal opinions relating to the Transactions.

     CSFBC may waive compliance with any conditions to the obligations of the Initial Purchasers hereunder.

     7. Indemnification and Contribution. (a) Each of the Issuer and Holdings will indemnify and hold harmless the Initial Purchasers, their partners, directors and officers and each person, if any, who controls such

Initial Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchasers may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Issuers's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse the Initial Purchasers for any legal or other expenses reasonably incurred by such Initial Purchasers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however,
                                                           --------  -------
that the Issuer and Holdings will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Initial Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided further, however, that with respect to any untrue statement
           ----------------  -------
or alleged untrue statement in or omission or alleged omission from any Preliminary Offering Circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Initial Purchaser that sold the securities concerned (or any Person controlling such Purchaser) to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of such Initial Purchaser or such Person controlling such Initial Purchaser results from the fact that there was not sent or given to the person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Offering Circular, if the Issuer or the Company had previously furnished copies thereof to such Initial Purchaser on a timely basis and in a sufficient quantity to enable such Initial Purchaser to furnish copies of the Offering Circular to all the persons to whom such Initial Purchaser sold the securities concerned.

     (b) The Initial Purchasers will indemnify and hold harmless the Issuer, its directors and officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer or the Company by such Initial Purchasers through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Initial Purchasers consists of (i) the following information in the Offering Document: under the caption "Plan of Distribution", the fifth, eighth and ninth paragraphs, and the third sentence of the seventh paragraph; provided, however, that the Initial
                                         --------  -------
Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer's failure to perform its obligations under Section 5(a) of this Agreement.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and Holdings on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and Holdings on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer and Holdings on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchasers from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and Holdings or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (e) The obligations of the Issuer and Holdings under this Section shall be in addition to any liability which the Issuer and Holdings may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls such Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.

     8. Default of Initial Purchasers. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Initial Purchasers agreed but failed to purchase. If any Initial Purchaser or Initial Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuer, except as provided in Section 9. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer and Holdings or any of their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the Issuer, Holdings or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) and the respective obligations of the Issuer and Holdings and the Initial Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Issuer and Holdings will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities; provided, however, that the Issuer and Holdings will not reimburse the
--------  -------
defaulting Initial Purchaser or Purchasers if the purchase is not consummated as a result of the termination of this Agreement pursuant to Section 8.

     10. Notices. All communications hereunder will be in writing and, if sent to the Initial Purchasers will be mailed, delivered or telegraphed and confirmed to the Initial Purchasers at Eleven Madison Avenue, New York, New York 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to it at BLUM CB Corp., 909 Montgomery Street, Suite 400, San Francisco, California 94133, Attention: Claus Moller.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto.

     12. Representation of Initial Purchasers. CSFBC will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by CSFBC will be binding upon all the Initial Purchasers.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Issuer and Holdings hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuer, Holdings and the Initial Purchasers in accordance with its terms.

                                             Very truly yours,

                                             BLUM CB Corp.


                                             By /s/ Claus J. Moller
                                                -------------------
                                               Name:  Claus J. Moller
                                               Title: President


                                             CBRE Holding, Inc.


                                             By /s/ Claus J. Moller
                                                -------------------
                                               Name:  Claus J. Moller
                                               Title: President

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.


Credit Suisse First Boston Corporation
Acting on behalf of itself and as the Representative of the several Initial Purchasers

By Credit Suisse First Boston Corporation

     By /s/ Malcolm Price
        -----------------
        Name:  Malcolm Price
        Title: Managing Director

                                   SCHEDULE A


                    Manager                       Principal Amount of
                    -------                        Offered Securities
                                                   ------------------
Credit Suisse First Boston Corporation..........           $179,522,000
Credit Lyonnais Securities (USA) Inc............           $ 20,299,000
HSBC Securities (USA) Inc.......................           $ 20,299,000
Scotia Capital (USA) Inc........................           $  8,880,000
                                                           ------------
                                 Total                     $229,000,000
                                                           ============

                                   EXHIBIT A


                  [TO BE SIGNED BY CB RICHARD ELLIS SERVICES]


                     Counterpart to the Purchase Agreement
                     -------------------------------------


     The undersigned hereby agrees to assume and be bound by all of the obligations of BLUM CB Corp., a Delaware corporation (the "Issuer"), under the Purchase Agreement dated May 31, 2001, among the Issuer, CBRE Holding, Inc. and the Initial Purchasers (as defined therein).



Dated: ____________________        CB RICHARD ELLIS SERVICES, INC.

                                         By:________________________
                                           Name:
                                           Title:



                  [TO BE SIGNED BY EACH SUBSIDIARY GUARANTOR]


                     Counterpart to the Purchase Agreement
                     -------------------------------------


     The undersigned hereby agrees to be bound by all of the obligations of CBRE Holding, Inc., a Delaware Corporation ("Holdings"), under the Purchase Agreement dated May 31, 2001, among BLUM CB Corp., a Delaware Corporation, Holdings and the Initial Purchasers (as defined therein). For the avoidance of doubt, such obligators shall include, but not be limited to, the obligations enumerated in
Section 7(a) of the Purchase Agreement.



Dated: ____________________              ___________________________
                                          Name of Company

                                         By:________________________
                                           Name:
                                           Title:

                  [TO BE SIGNED BY CB RICHARD ELLIS SERVICES
                        AND EACH SUBSIDIARY GUARANTOR]


                 Counterpart to Registration Rights Agreement
                 --------------------------------------------


     The undersigned hereby agrees to be bound by all of obligations of the "Company" under the Registration Rights Agreement, dated May 31, 2001, among BLUM CB Corp., a Delaware corporation, CBRE Holding, Inc., a Delaware corporation, and the Initial Purchasers (as defined therein). For the avoidance of doubt, such obligations shall include, but not be limited to, the obligations enumerated in Section 5(a) and in Section 6 of the Registration Rights Agreement.



Dated:_________________________             ________________________
                                                 Name of Company

                                            By:_____________________
                                              Name:
                                              Title:

                                   EXHIBIT B



                                                                  June____, 2001



Credit Suisse First Boston Corporation
Credit Lyonnais Securities (USA) Inc.
HSBC Securities (USA) Inc.
Scotia Capital (USA) Inc.
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

          We have acted as special counsel to BLUM CB Corp. (the "Issuer"), a Delaware corporation, and CBRE Holding, Inc. ("Holdings"), a Delaware corporation and the parent corporation of the Issuer, in connection with the purchase by you of $229,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2011 (the "Notes") of the Issuer, unconditionally guaranteed on an unsecured, senior subordinated basis by Holdings (such guaranty is referred to herein as the "Parent Guaranty"), pursuant to the Purchase Agreement, dated as of May 31, 2001 (the "Purchase Agreement"), by and among the Issuer, Holdings and you, as the initial purchasers (the "Initial Purchasers").

          Pursuant to the terms and subject to the conditions of the amended and restated agreement and plan of merger, dated as of May 31, 2001, among CB Richards Ellis Services, Inc. (the "Company"), a Delaware corporation, Holdings and the Issuer, the Issuer is to be merged into the Company as described therein.

          We have examined the Offering Circular, dated as of May 31, 2001 (the "Offering Circular"), relating to the sale of the Notes; the Indenture, dated as of June 7, 2001 (the "Indenture"), by and among the Issuer, Holdings and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), relating to the Notes and the Parent Guaranty; the global notes representing the Notes; the Purchase Agreement; the Escrow Agreement, dated as of June 7, 2001 (the "Escrow Agreement"), by and

Credit Suisse First Boston Corporation                                         2

among the Issuer, Holdings and State Street Bank and Trust Company N.A., as escrow agent (the "Escrow Agent"); and the Registration Rights Agreement, dated as of May 31, 2001 (the "Registration Rights Agreement"), by and among the Issuer, Holdings and you. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Issuer, Holdings and the Company, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. The Issuer and Holdings have been duly incorporated and are validly existing and in good standing as corporations under the laws of the State of Delaware.

          2. The Indenture has been duly authorized, executed and delivered by the Issuer and Holdings and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes valid and legally binding obligations of the Issuer and Holdings, respectively, enforceable against the Issuer and Holdings in accordance with its terms.

          3. The Notes have been duly authorized, executed and issued by the Issuer and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture

          4. The Exchange Securities (as defined in the Registration Rights Agreement) have been duly authorized by the Issuer and Holdings.

          5. The Parent Guaranty has been duly authorized, executed and issued by Holdings and, assuming due authentication of the Notes by the Trustee and upon payment for and delivery of the Notes in accordance with the Purchase Agreement, will constitute valid and legally binding obligation of Holdings enforceable against Holdings in accordance with its terms and entitled to the benefits of the Indenture.

Credit Suisse First Boston Corporation                                         3

          6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer and Holdings and, assuming that the Registration Rights Agreement is the valid and legally binding obligations of the Initial Purchasers, constitutes valid and legally binding obligations of the Issuer and Holdings, respectively, enforceable against the Issuer and Holdings in accordance with its terms.

          7. The Escrow Agreement has been duly authorized executed and delivered by the Issuer and Holdings and, assuming that the Escrow Agreement is the valid and legally binding obligation of the Escrow Agent, constitutes valid and legally binding obligations of the Issuer and Holdings, respectively, enforceable against the Issuer and Holdings in accordance with its terms.

          8. The Purchase Agreement has been duly authorized and executed by the Issuer and Holdings.

          9. The statements made in the Offering Circular under the caption "Description of the Notes" insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

          10. The statements made in the Offering Circular under the caption "U.S. Federal Income Tax Consequences to Non-U.S. Holders" insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

          11. The issue and sale of the Notes by the Issuer, the issue of the Parent Guaranty by Holdings, the compliance by the Issuer and Holdings with all of the provisions of the Purchase Agreement and the consummation of the Merger (as defined in the Indenture) will not breach or result in a default under any of the agreements or instruments identified on Schedule I annexed hereto and furnished to us by the Issuer and Holdings, nor will such action violate the Certificate of Incorporation or By-laws of the Issuer or Holdings or any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Issuer, Holdings or any of their respective property.

          12. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Notes by the Issuer and the issue of the Parent Guaranty by Holdings and the compliance by the Issuer and Holdings with all of the provisions of the Purchase Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.

          13. To our knowledge, there are no pending or threatened legal proceedings to which the Issuer or Holdings is a party or otherwise subject that are required to be described in the Offering Circular which are not described as required.

          14. No registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Notes or the Parent Guaranty and no qualification of the Indenture under the Trust Indenture Act is required for the offer and sale of the Notes by the Issuer to the Initial Purchasers or the reoffer and resale of the Notes by the Initial Purchasers to the initial purchasers therefrom

Credit Suisse First Boston Corporation                                         4

     solely in the manner contemplated in the Offering Circular, the Purchase Agreement and the Indenture.

          15. Following the issuance of the Notes and the application of the proceeds therefrom, none of the Issuer, Holdings or the Company will be an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

          16. When the Notes are issued and delivered pursuant to the Purchase Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or that are quoted in a United States automated inter-dealer quotation system.

          Our opinions in paragraphs 2, 3, 5, 6 and 7 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinion in paragraph 6 is further limited by considerations of public policy.

          We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Registration Rights Agreement or any related provisions of the Indenture, that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

          We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Circular and take no responsibility therefore, except as and to the extent set forth in paragraphs 9 and 10 above. In the course of the preparation by the Issuer, Holdings and the Company of the Offering Circular, we participated in conferences with certain officers and employees of the Issuer, Holdings and the Company and with representatives of Arthur Andersen LLP, independent accountants to the Issuer, Holdings and the Company. Based upon our examination of the Offering Circular, our investigations made in connection with the preparation of the Offering Circular and our participation in the conferences referred to above, we have no reason to believe that the Offering Circular contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not

Credit Suisse First Boston Corporation                                         5

misleading, except that we express no belief with respect to the financial statements or other financial or statistical data contained in the Offering Circular.

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation.

          This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                               Very truly yours,



                               SIMPSON THACHER & BARTLETT

                                                         Schedule I to Exhibit B

                  List of Material Agreements and Instruments
                  -------------------------------------------

                                   EXHIBIT C



                                                                  June ___, 2001



CREDIT SUISSE FIRST BOSTON CORPORATION
Credit Lyonnais Securities (USA) Inc.
HSBC Securities (USA) Inc.
Scotia Capital (USA) Inc.
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

          Reference is hereby made to the purchase by you of $229,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2011 (the "Notes") of BLUM CB Corp. (the "Issuer"), a Delaware corporation, unconditionally guaranteed on an unsecured, senior subordinated basis by CBRE Holding, Inc. ("Holdings"), a Delaware corporation and the parent corporation of the Issuer (such guaranty is referred to herein as the "Parent Guaranty"), and to be unconditionally guaranteed on an unsecured, senior subordinated basis by the subsidiaries listed on Schedule I hereto (such listed subsidiaries are referred to herein as the "Subsidiary Guarantors") of CB Richard Ellis Services, Inc. (the "Company"), a Delaware corporation and the entity into which the Issuer will merge (pursuant to the terms and subject to the conditions of the amended and restated agreement and plan of merger, dated as of May 31, 2001, among the Company, Holdings and the Issuer), pursuant to the Purchase Agreement, dated as of May 31, 2001 (the "Purchase Agreement"), by and among the Issuer, Holdings and you, as the initial purchasers (the "Initial Purchasers").

          As the General Counsel of the Company, I have examined the Offering Circular, dated as of May 31, 2001 (the "Offering Circular"), relating to the sale of the Notes; the Indenture, dated as of June 7, 2001 (the "Indenture"), by and among the Issuer, Holdings and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), relating to the Notes and the Parent Guaranty; the global notes

Credit Suisse First Boston Corporation                                         2


representing the Notes; the Purchase Agreement; the Escrow Agreement, dated as of June 7, 2001 (the "Escrow Agreement"), by and among the Issuer, Holdings and State Street Bank and Trust Company N.A., as escrow agent; and the Registration Rights Agreement, dated as of May 31, 2001 (the "Registration Rights Agreement"), by and among the Issuer, Holdings and the Initial Purchasers. In addition I have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors, and have made such other investigations, as I have deemed relevant and necessary in connection with the opinions hereinafter set forth.

          In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

          1. Each of the Company and the Subsidiary Guarantors is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular; and each of the Company and the Subsidiary Guarantors is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or leasing of properties or the conduct of its business requires such qualification; except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

          2. Neither the Company nor, to my knowledge, any of the Subsidiary Guarantors is in breach or violation of any of the terms and provisions of, or in default under, (i) any statute, rule or regulation, or any order known to me of any governmental agency or body or any court, domestic or foreign, that has jurisdiction over the Company or any of its subsidiaries or any of their properties, (ii) any agreement or instrument to which the Company or any of the Subsidiary Guarantors is a party or by which the Company or any of the Subsidiary Guarantors is bound or to which any of the properties of the Company or its subsidiaries is subject or (iii) the charter, by-laws or similar governing document of the Company or any of the Subsidiary Guarantors,

Credit Suisse First Boston Corporation                                         3


     except for such breaches, violations or defaults which would not result in a Material Adverse Effect.

          3. Except as disclosed in the Offering Circular, there are no pending or threatened actions, suits or proceedings against the Company or, to my knowledge, any Subsidiary Guarantor or any of their respective properties or assets that, if determined adversely to the Company or any such Subsidiary Guarantor, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the power or ability of the Company or any Subsidiary Guarantor to consummate the Transactions (as defined in the Purchase Agreement) or would materially and adversely affect the ability of the Company to assume the Issuer's obligations under the Purchase Agreement, the Registration Rights Agreement, the Notes or the Indenture or the Subsidiary Guarantors' ability to guarantee the Notes or to execute the Supplemental Indenture or the counterparts to the Purchase Agreement or the Registration Rights Agreement.

          4. Except as otherwise disclosed in the Offering Circular, the consummation of the Transactions will not result in a breach or violation of any of the terms and provisions, of, or constitute a default under, any statute, rule or regulation, or any order known to me of any governmental agency or body or any court having jurisdiction over the Company or, to my knowledge, any Subsidiary Guarantor or any of the properties of the Company or any of the properties of the Subsidiary Guarantors known to me, or any agreement or instrument which the Company or, to my knowledge, a Subsidiary Guarantor is a party or by which the Company or, to my knowledge, a Subsidiary Guarantor is bound or to which any of the properties of the Company or, to my knowledge, a Subsidiary Guarantor is subject, or the charter or by-laws of the Company or any Subsidiary Guarantor.

          I have not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Circular and take no responsibility therefor. Based upon my examination of the Offering Circular, I have no reason to believe that the Offering Circular contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that I shall express no belief with respect to the financial statements or other financial or statistical data contained in the Offering Circular.

          I am a member of the Bar of the State of California, and I do not express any opinion herein concerning any law other than the law of the State of California, the federal law of the United States, the Delaware General Corporation law and the Delaware Limited Liability Company Act.

Credit Suisse First Boston Corporation                                         4


          This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

                                       Very truly yours,



                                       WALTER V. STAFFORD

                                                         Schedule I to Exhibit C


                         List of Subsidiary Guarantors
                         -----------------------------

                                   EXHIBIT D



                                                                  July ___, 2001



Credit Suisse First Boston Corporation
Credit Lyonnais Securities (USA) Inc.
HSBC Securities (USA) Inc.
Scotia Capital (USA) Inc.
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010


Ladies and Gentlemen:

We have acted as special counsel to BLUM CB Corp. (the "Issuer"), a Delaware Corporation, CBRE Holding, Inc. ("Holdings"), a Delaware corporation and the parent corporation of the Issuer, CB Richard Ellis Services, Inc. (the "Company"), a Delaware corporation, and the Subsidiary Guarantors (as defined below) in connection with the purchase by you of $229,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2011 (the "Notes") of the Issuer, unconditionally guaranteed on an unsecured, senior subordinated basis by (i) Holdings and (ii) the subsidiaries of the Company listed on
Schedule I hereto (such listed subsidiaries are referred to herein as the "Subsidiary Guarantors"). Such guarantees of the Subsidiary Guarantors are referred to herein as the "Subsidiary Guarantees." Pursuant to the terms of the amended and restated plan of merger, dated as of May 31, 2001, among the Company, Holdings and the Issuer, the Issuer has been merged into the Company.

          We have examined the Indenture, dated as of June 7, 2001 (the "Indenture"), by and among the Issuer, Holdings and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"); the Supplemental Indenture, dated as of July ___, 2001 (the "Supplemental Indenture"), by and among Holdings, the Company, the Subsidiary Guarantors and the Trustee; the global notes representing the Notes; the counterpart (the "Purchase Agreement Counterpart") to the Purchase Agreement, dated May 31, 2001, by and among the Issuer, Holdings and you, as initial purchasers (the "Initial Purchasers"); and the counterpart (the "Registration Rights Agreement Counterpart") to the Registration Rights Agreement, dated May

Credit Suisse First Boston Corporation                                         2


31, 2001, by and among the Issuer, Holdings and the Initial Purchasers. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Issuer, the Company, Holdings and the Subsidiary Guarantors, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          In rendering the opinions set forth in the enumerated paragraphs below, we have assumed that (1) the Subsidiary Guarantors that are not incorporated in, or organized or formed under the laws of, the State of Delaware (such guarantors, the "Non-Delaware Guarantors") are validly existing and in good standing under the laws of the jurisdictions in which each of them is organized and have duly authorized, executed and delivered the Subsidiary Guarantees of the Non-Delaware Guarantors in accordance with their respective charter documents and by-laws (or, as the case may be, equivalent constitutive documents) and the laws of the jurisdictions in which each of them is organized,
(2) execution, delivery and performance by the Non-Delaware Guarantors of the Guarantees of the Non-Delaware Guarantors do not violate the laws of the jurisdictions in which each of them is incorporated, organized or formed and (3) execution, delivery and performance by the Non-Delaware Guarantors of the Guarantees of the Non-Delaware Guarantors do not constitute a breach or violation of any agreement or instrument that is binding upon the Non-Delaware Guarantors.

Credit Suisse Boston Corporation                                               3


          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. The Supplemental Indenture has been duly authorized, executed and delivered by Holdings, the Company and the Subsidiary Guarantors and, assuming that the Supplemental Indenture is the valid and legally binding obligation of the Trustee, the Supplemental Indenture constitutes valid and legally binding obligations of Holdings, the Company and the Subsidiary Guarantors, respectively, enforceable against Holdings, the Company and the Subsidiary Guarantors in accordance with its terms.

          2. The Purchase Agreement Counterpart and the Registration Rights Agreement Counterpart have been duly authorized, executed and delivered by the Company.

          3. The Purchase Agreement Counterpart and the Registration Rights Agreement Counterpart have been duly authorized, executed and delivered by the Subsidiary Guarantors.

          4. The Subsidiary Guarantees have been duly authorized, executed and issued by the Subsidiary Guarantors and, assuming due authentication of the Notes by the Trustee and upon payment for and delivery of the Notes in accordance with the Purchase Agreement, will constitute valid and legally binding obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms and entitled to the benefit of the Indenture.

          5. The issue of the Subsidiary Guarantees by the Subsidiary Guarantors and the compliance by the Company and the Subsidiary Guarantors with all of the provisions of the Supplemental Indenture will not breach or result in a default under any of the agreements or instruments identified on Schedule II annexed hereto furnished to us by the Company, nor will such action violate the Certificate of Incorporation or By-laws of the Company or any Subsidiary Guarantor or any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or any Subsidiary Guarantor or any of their properties.

          6. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue of the Subsidiary Guarantees by the Subsidiary Guarantors and the compliance by the Subsidiary Guarantors with all of the provisions of the Supplemental Indenture.

          Our opinion in paragraphs 1 and 4 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Credit Suisse First Boston Corporation                                         4


          We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Supplemental Indenture, or the Guarantees that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation law and the Delaware Limited Liability Company Act.

          This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                       Very truly yours,



                                       SIMPSON THACHER & BARTLETT

                                                         Schedule I to Exhibit D



                         List of Subsidiary Guarantors
                         -----------------------------

                                                        Schedule II to Exhibit D



                  List of Material Agreements and Instruments
                  -------------------------------------------